EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168875) pertaining to the 2007 Stock Option and Incentive Plan of MediaMind Technologies Inc. of our report dated March 8, 2011, with respect to the consolidated financial statements of MediaMind Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel Aviv, Israel
March 8, 2011